UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 3, 2009

GENERAL STEEL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-105903	412079252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2315, Kun Tai International Mansion Building, Yi No
12, Chao Yang Men Wai Ave.
Chao Yang District, Beijing, China 100020
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

100020
(Zip Code)

(8610) 5879-7346
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The management of the General Steel Holdings, Inc. (the “Company”) has decided to engage independent brokers to purchase the Company’s common stock from time to time from the open stock market. The broker has the sole discretion in deciding the time and amount of such purchases.  The management believes that the Company is on the right track of the development but the stock price of the Company has been overly undervalued. The management makes this decision to show their strong commitment to and confidence in the future of the Company. The purchase and sale of the Company’s common stock by the management will be disclosed on a timely basis pursuant to applicable SEC law and regulations.

On April 3, 2009, Mr. Zuosheng Yu, the Chief Executive Officer of the Company, has engaged an independent broker to make such purchases on the open stock market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2009

GENERAL STEEL HOLDINGS, INC.

By:	/s/ John Chen
Name: John Chen Title: Chief Financial Officer